EXHIBIT 23.1

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated August 18, 1997, except for Notes 20 and 21, as to which the date is December 1, 1997, included in Doctors Health Inc.'s Post-Effective Amendment No. 1 to the Form S-1 Registration Statement filed with the Securities and Exchange Commission on December 24, 1997, and to all references to our Firm included in this Registration Statement.

                                                         /s/ Arthur Andersen LLP

Baltimore, Maryland
   March 10, 1998